                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                           PRE-EFFECTIVE AMENDMENT NO. 1
                                       to
                                   FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                AUDIOHIGHWAY.COM
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CALIFORNIA                               77-0377306
(STATE OF INCORPORATION OR ORGANIZATION) (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

20600 MARIANI AVENUE, CUPERTINO, CALIFORNIA                         95014
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                            Boston Stock Exchange:
                           Common Stock, No Par Value
                         Common Stock Purchase Warrants

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
/X/

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
/ /

       Securities Act registration statement file number to which this form relates: 333-59823

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      None

                                ----------------
                                (Title of class)

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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The information required by Item 1 is incorporated herein by reference to the cover page of the Prospectus (the "Prospectus") included in the Registrant's Registration Statement on Form SB-2 initially filed with the Commission on July 24, 1998, as amended from time to time thereafter (File No. 333-59823) (the "Registration Statement"), and the information contained under the heading "Description of Securities" in the Prospectus.

ITEM 2.           EXHIBITS

         The following exhibits are filed as a part of this registration statement:

3.1.1*     Articles of Incorporation of the Registrant, as amended and currently in effect
3.1.2*     Certificate of Amendment of Articles of Incorporation of the
           Registrant
3.1.3*     Certificate of Amendment of Articles of Incorporation of the
           Registrant
3.1.4*     Certificate of Amendment of Articles of Incorporation of the
           Registrant
3.2*       Bylaws of the Registrant
4.1*       Specimen Common Stock Certificate
4.2*       Form of Warrant Agreement between the Registrant and U.S. Stock
           Transfer Corporation, as Warrant Agent
4.4*       Specimen Warrant Certificate

-------
*Incorporated by reference to the exhibit of the same number to the Registration Statement.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  December 14, 1998

                                             audiohighway.com


                                             By:    /S/ NATHAN M. SCHULHOF
                                                ------------------------------
                                                 Nathan M. Schulhof
                                                 President and Chief Executive
                                                 Officer